UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Kietzke Lane, Suite 100 Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 786-0907

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	NASDAQ Capital Market

Item 8.01 Other Events.

On November 19, 2025, Plumas Bank, a wholly-owned subsidiary of Plumas Bancorp (the “Company”), completed the sale of two administrative offices in Quincy, California (the “Properties”) to BBS Branch III, LLC, a Delaware limited liability company (“BBS”), for an aggregate cash purchase price of $5,550,000 pursuant to a previously announced Real Estate Purchase and Sale Agreement dated as of March 28, 2025 (the “Purchase Agreement”).

Concurrent with the closing of the sale, Plumas Bank and Plumas Investor, LLC, a Delaware limited liability company and Plumas Quincy, LLL, a Delaware limited liability company entered into triple net lease agreements (the “Lease Agreements”) pursuant to which the Bank will lease back the Properties sold. The Lease Agreements have an initial term of 15 years with three five-year renewal options. The Lease Agreements provide for annual rent of approximately $463,000 in the aggregate for both Properties, increasing by three percent per annum each year.

The completed sale-leaseback transaction resulted in a pre-tax gain of approximately $5.5 million. The Company is evaluating a potential sale of a portion of its securities portfolio that is currently in a loss position that, if consummated, would offset some or all of the gain generated by the sale of the Properties the result of which is to more than offset the lease expense.

The foregoing description of the Purchase Agreement and the Lease Agreements is a summary and is qualified in its entirety by the Purchase Agreement and Lease Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are incorporated by reference.

Caution About Forward-Looking Statements

Certain statements in this Form 8-K and the exhibits filed or furnished with this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include the Bank’s plans with respect to its securities portfolio and expectations regarding the financial impacts of the sale leaseback transactions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the expenses that reduce the pre-tax net gain recognized on the sale of the Properties, changes in management’s assumptions and material changes in interest rates. Further information regarding Company’s risk factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by the Company in this report or the exhibits attached to this report speaks only as of the date on which it is made. The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Real Estate Purchase and Sale Agreement by and between Plumas Bank and Brookline Real Estate Services, LLC dated as of March 28, 2025* (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on April 1, 2025)

10.2	Lease Agreement by and between Plumas Bank and Plumas Quincy, LLC
10.3	Lease Agreement by and between Plumas Bank and Plumas Investor, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5). The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMAS BANCORP

Dated: November 24, 2025	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer